UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 4, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BOXL	Nasdaq Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 4, 2020, Boxlight Corporation (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.	Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successor have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Michael Pope	7,531,992	-	60,447	12,904,757
James Mark Elliot	7,515,914	-	76,525	12,904,757
Tiffany Kuo	7,534,383	-	58,056	12,904,757
Rudolph F. Crew	7,428,119	-	164,320	12,904,757
R. Wayne Jackson	7,532,684	-	59,755	12,904,757
Dale Strang	7,429,082	-	163,357	12,904,757
Charles P. Amos	7.534,085	-	58,354	12,904,757

2.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Dixon Hughes Goodman, LLP as the independent auditors for the fiscal year ended December 31, 2020, in accordance with the voting results below

For	Against	Abstain	Broker Non-Votes
19,645,538	321,087	530,571	-

3.	Amendment to the Company’s 2014 Equity Incentive Plan.

Stockholders approved an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”), increasing the number of shares of the Company’s Class A Common Stock available for issuance thereunder by 3,700,000 shares and permitting the issuance of Restrictive Stock Units under the Plan.

For	Against	Abstain	Broker Non-Votes
6,937,356	576,042	79,041	12,904,757

4.	Issuance of the Company’s Class A Common Stock.

Stockholders authorized the issuance of shares in excess of twenty percent (20%) of the Company’s Class A Common Stock to the Company’s primary lender in connection with the repayment of certain promissory notes held by such lender.

For	Against	Abstain	Broker Non-Votes
6,957,560	490,547	144,332	12,904,757

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer